UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2011

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Form 8-K to report particular information related to unregistered sales of the Company's Common Stock (the "Common Stock"), if the aggregate number of such shares sold since the filing of the Company's last periodic report is equal to or greater than 5% of the outstanding Common Stock.

On May 6, 2011, the aggregate number of shares of Common Stock sold in unregistered transactions by the Company exceeded the 5% threshold. The following is a description of all sales of unregistered shares of Common Stock by the Company since December 31, 2010, the completion of the fiscal year for which the Company's most recent Annual Report on Form 10-K was filed:

On January 31, 2011 the Company granted 120,000 shares of common stock to a vendor who chose to receive full payment in equity for marketing and advertising services rendered valued at $12,000.

On February 6, 2011 the Company granted 9,143 shares of common stock to a consultant who elected to receive 20% of their fees in the form of equity valued at $640.

On various days from March 10, 2011 through March 25, 2011, the Company's CEO, Robert Lorsch, exercised 240,000 warrants for common stock in exchange for a reduction in related party payables of $30,000.

On April 2, 2011 the Company granted 63,632 shares of common stock to a note holder for interest payment of $3,945.

On April 18, 2011 the Company granted 1,345,171 shares of common stock to a note holder who exercised a right to convert $50,000 of a convertible promissory note.

On May 2, 2011 the Company granted 22,858 shares of common stock to a vendor who chose to receive full payment in equity for a one day of consulting services.

On May 6, 2011 the Company granted 13,152,183 shares of common stock to our technology partner for a reduction to accounts payable previously reported in the Company's financial statements and relating to development services in the amount of $789,131 as described in Item 8.01 below. The disclosure set forth in Item 8.01 below is hereby incorporated by reference.

All securities referenced above were issued in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and the rules promulgated thereunder. The certificates representing such securities bear legends to that effect.

Item 8.01   Other Events.

On May 6, 2011, the Company entered into an Agreement (the "Agreement") with Nihilent Technologies, Inc., a website related software development provider of the Company ("Nihilent"). Pursuant to the Agreement, the Company shall issue Nihilent 13,152,183 shares (the "Shares") of restricted stock of the Company by May 20, 2011 (at a value of $0.06 per share) and deliver certain other consideration (collectively, the "Consideration") in exchange for a reduction to accounts payable previously reported in the Company's financial statements and relating to development services in the amount of US $789,131 primarily pertaining to the Company's MMRPro product. In addition, Nihilent has agreed, upon receipt of the Consideration, to transfer to the Company all title, right and ownership interests in all source code and other intellectual property pertaining to all products and services developed exclusively for the Company. After the issuance of the shares, Nihilent will have certain filing and reporting obligations.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
May 11, 2011	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer